(Letterhead of PricewaterhouseCoopers)



April 20, 2005



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissoners:

We have read the statements made by IntegraMed America, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Iten 4.01 of Form 8-K, as part of the Company's Form 8-K report dated April 14, 2005. We agree with the statements concerning our Firm in such Form 8-K.

Very Truly yours,


/s/PricewaterhouseCoopers LLP
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   PricewaterhouseCoopers LLP